Exhibit 99.1

TOWER BANCORP INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	6/30/2007	6/30/2006
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$12,275	$15,379
INTEREST BEARING BALANCES WITH BANKS	97	197
FEDERAL FUNDS SOLD	42,356	10,113

INVESTMENTS	85,120	101,151

LOANS:	387,371	377,533
RESERVE FOR LOAN LOSSES	(3,835)	(3,447)

BANK PREMISES, FURNITURE & FIXTURES	9,334	11,067
OTHER REAL ESTATE OWNED	2,301	0
GOODWILL	16,558	0
CORE DEPOSIT INTANGIBLE	1,885	0
OTHER ASSETS	13,503	31,907

TOTAL ASSETS	$566,965	$543,900

LIABILITIES AND CAPITAL
DEPOSITS
DEMAND	$39,693	$53,694
SAVINGS	229,242	176,051
TIME	173,149	163,283

TOTAL DEPOSITS	$442,084	$393,028

LIABILITIES FOR BORROWED MONEY	36,688	40,107
FEDERAL FUNDS PURCHASED	0	23,171
OTHER LIABILITIES	7,295	8,505

TOTAL LIABILITIES	$486,067	$464,811

EQUITY CAPITAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES
ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,857	34,830
UNDIVIDED PROFITS	38,604	33,622
NET UNREALIZED GAIN (LOSS)	8,269	10,113
LESS: TREASURY STOCK (2007 - 78,311 SHS)	(3,057)	(1,701)

TOTAL EQUITY CAPITAL	$80,898	$79,089

TOTAL LIABILITIES AND CAPITAL	$566,965	$543,900

BOOK VALUE	$34.54	$33.35